D O C T O R S
HEALTH SYSTEM
Managing Quality Healthcare                                          May 8, 1996

Ms. Shirley Dail
Chesapeake Health Plan
814 Light Street
Baltimore, Maryland  21230

Dear Shirley:

The purpose of this Letter of Intent is to describe the terms of the contracting agreements to which we have agreed, each of which will be included in a Medicare Risk Service Agreement between Doctors Health System (DHS) and Chesapeake Health Plan (CHP). The following terms will be incorporated (and changes made) in the Medicare Risk Service Agreement by June 1, 1996. Until the contract revisions are finalized and said contract is signed, no later than June 1, 1996, this Letter of Intent will serve as the written contract between CHP and DHS.

TERM:

June 1, 1996 to May 31, 1997. Contract will be a term of one year, automatically renewable for one year increments unless 90 days advance notice of termination is provided by either party. Early termination may only be for cause upon 90 days prior written notice after an opportunity to cure. Termination without cause may occur at any time after the initial term with 120 days notice by either party.

FINANCIAL TERMS:

(bullet) Chesapeake Health Plan (CHP) will pay a capitation rate to DHS on a per member per month basis based on the age, sex and Medicare eligibility of the subscribers enrolled with a DHS primary care physician in Chesapeake's Advantage 65 Medicare HMO program. The DHS capitation schedule is defined in Attachment A. This schedule represents the amount of capitation DHS will receive after carve out dollars have been deducted.

(bullet) The payment rates defined in Attachment A have been derived from a mutually agreed upon formula which is based on HCFA's AAPCC payment methodology. In the event that AAPCC methodology is changed or discontinued by HCFA, CHP may propose alternative pricing to DHS during the term of this agreement. In the event that DHS does not accept revised payment rates or terms, it may be considered cause for early termination of this agreement.

(bullet) The  capitation  rates to DHS will  increase,  as defined in Attachment
         A, when DHS enrollment reaches thresholds of [OMITTED AND FILED SEPARATELY WITH THE COMMISSION] members, and again at [OMITTED AND FILED SEPARATELY WITH THE COMMISSION] members.

(bullet) DHS capitation rates in Attachment A reflect a deduction by CHP to pay for "carve-outs." The carved-out dollars will cover all costs related to the following services and DHS will have no further responsibility. Changes to carve-outs costs may be made annually, on the anniversary of the contract term, and with the mutual consent of both parties. The following is the list of carved out services:

       (bullet) [OMITTED AND FILED  SEPARATELY WITH THE COMMISSION]

       (bullet) [OMITTED AND FILED   SEPARATELY  WITH  THE  COMMISSION]

       (bullet) [OMITTED  AND  FILED SEPARATELY  WITH THE  COMMISSION]

       (bullet) [OMITTED AND FILED  SEPARATELY WITH THE  COMMISSION]

       (bullet) [OMITTED  AND  FILED  SEPARATELY  WITH THE COMMISSION]

       (bullet) [OMITTED AND FILED  SEPARATELY  WITH THE COMMISSION]

       (bullet) [OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

(bullet) Capitation Payment is paid on a monthly basis to DHS by the Plan based on covered lives assigned to DHS PCPs. DHS will assume full risk for all "non-carved out" services and will purchase sufficient specific and aggregate stoploss insurance to adequately reinsure DHS financial risk. Capitation Payment is paid to DHS by the 15th of the month with an itemized enrollment for that month, sorted by PCP.

(bullet) To accommodate financial reserve requirements, DHS will provide CHP with reasonably acceptable collateral to secure an amount of not less than 90 days of DHS Capitation. CHP agrees that a Standby Letter of Credit from a commercial bank shall be deemed reasonably acceptable collateral for such purposes, or an alternative method will be mutually agreed upon for same.

OTHER TERMS:

(bullet) DHS will assume responsibility for adjudication of all claims for services for which DHS is liable, including institutional claims.

(bullet) DHS agrees to provide detailed utilization reports to CHP for all professional and institutional services. CHP agrees to provide DHS with detailed utilization reports on carved out services. Specifications for utilization reporting will be defined and mutually agreed to prior to finalizing contract. CHP will provide technical specifications for DHS reporting requirements in advance of finalizing contract. The cost of any subsequent changes or deletions to this reporting requirement which requires customization to DHS systems will be paid for by CHP.

(bullet) There will be a 90 day limit on retroactive additions or deletions to DHS capitated enrollment.

(bullet) Since DHS is accepting full risk for all medical services, DHS reserves the right to pre-certify and manage the utilization of these services, provided that DHS policies for same are approved by CHP's Utilization Management Department. DHS certification, utilization management and case management standards and processes will be defined and mutually agreed to before contract is finalized.

(bullet) CHP's Advantage 65 Medicare HMO product design and marketing plan will be defined and agreed upon before contract is finalized. Material/substantive changes to the product design, including level of benefits, deductibles, co-pays, etc., will be communicated to DHS in advance of marketing. DHS will have the option to consider this as cause for termination, and as such may opt to terminate the Agreement as a result of such changes with 90 days written notice.

(bullet) DHS agrees to support the marketing effort of CHP for their Medicare products. CHP will also provide advertising and marketing resources and initiatives to DHS as a premier medical group within the CHP network. A Medicare Marketing Addendum will be documented and attached to this contract outlining the CHP Marketing Plan and resource commitment to achieve DHS enrollment targets.

(bullet) DHS reserves the right to subcontract with any provider which meets mutually agreed upon credentialing criteria. CHP reserves the right to disallow a DHS provider to treat CHP members if that provider has been sanctioned by CHP, the State or HCFA.

(bullet) Plan will delegate credentialing of primary care and specialist providers to DHS. DHS will provide all necessary documentation of credentialing policies and procedures. DHS will make credentialing files accessible to CHP for audit purposes.

(bullet) When primary care physician (PCP) elects to participate in DHS contract with CHP, CHP agrees to facilitate the transition of that physician's participation agreement and member panel, if any, to the DHS contract within 90 days of PCP notifying CHP of intention to terminate individual contract and transition to DHS contract; unless member is an inpatient in a hospital or subacute facility or in the process of an episode of specialty care, in which case member will not transition to DHS panel until discharged from the facility or until episode of specialty care is completed. It is noted that the member will at all times have the option to disenroll from the PCPs panel if that transition to the new panel is not their preference.

All other terms will be addressed in the formal contract between DHS and CHP as they relate to members services and HMO policy and procedure requirements as mutually agreed upon by both parties.

Agreed To:                          Agreed To:
DOCTORS HEALTH SYSTEM               CHESAPEAKE HEALTH PLAN



By: /s/ TERRY SPOLETTI               By: /s/ SHIRLEY DAIL
    ------------------------             ------------------------
    Signature                            Signature


Terry Spoletti                       Shirley Dail
- ----------------------------         ----------------------------
Name (Print)                         Name (Print)


V.P. Managed Care Pros.&Svcs         Director Network Development
- ----------------------------         ----------------------------
Title                                Title

5/8/96                               5/9/96
- ----------------------------         ----------------------------
Date                                 Date

        Attachment A: [OMITTED AND FILED SEPARATELY WITH THE COMMISSION]